Exhibit 32.1

                         Statement Furnished Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

      The undersigned are the Chief Executive Officer and Chief Financial Officer of Aftersoft Group, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2005 (the "10-QSB Report").

      The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: February 21, 2006                              /s/ Ian Warwick
                                                     ---------------------------
                                                     Ian Warwick
                                                     Chief Executive Officer


Date: February 21, 2006                              /s/ Michael O'Driscoll
                                                     ---------------------------
                                                     Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Aftersoft Group, Inc. and will be retained by Aftersoft Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.